Exhibit 23-3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 24, 2022 relating to the financial statements and schedule, which appears in FirstEnergy Corp. Savings Plan Annual Report on Form 11-K for the year ended December 31, 2021.

/s/ Bober Markey Fedorovich & Company

Cleveland, Ohio
August 12, 2022